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Briggs,
Bunting &
Dougherty, LLP
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Certified Public Accountants and Business Advisors










              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS






    We hereby consent to the incorporation by reference in the Statement of Additional Information (Part B) of this amended Registration Statement on Form N-1A of our report dated December 19, 1997 (except for Note 6 as to which the date is December 26, 1997) relating to financial statements of Philadelphia Fund, Inc. for the year ended November 30, 1997. We also consent to the reference to our report under the heading "Financial Highlights" in such amended Registration Statement.






                                          /s/Briggs, Bunting & Dougherty, LLP

                                          Briggs, Bunting & Dougherty, LLP




Philadelphia, Pennsylvania
March 9, 1998






P.O. Box 70, Montville, NJ 07045-0070
Tel: (973) 299-5233, Fax: (973) 299-5234